Exhibit 5.1

O’Melveny & Myers LLP	T: +1 213 430 6000	File Number:
610 Newport Center Drive	F: +1 213 430 6407	0749021-00002
17th Floor	omm.com
Newport Beach, CA 92660-6429

June 4, 2025

Sandisk Corporation

951 Sandisk Drive

Milpitas, California 95035

Re:	Sandisk Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Sandisk Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 18, 2025 under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act and the proposed offer and sale of up to 19,550,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), held by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”). The term “Shares” is inclusive of 2,550,000 shares of Common Stock subject to the underwriters’ option to purchase additional shares of Common Stock from the Selling Stockholders, as described in the Registration Statement, and shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In our capacity as special counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as presently in effect (the “Company’s Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

(iv)	the relevant resolutions of the board of directors of the Company.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

On the basis of such examination, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention, or any future changes in laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. We further consent to the incorporation by reference of this letter and the foregoing consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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